                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.   )

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     American Water Works Company, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


              ------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.

  (1) Title of each class of securities to which transaction applies:

- ---------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

- ---------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- ---------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

- ---------------------------------------------------------------------------
  (5) Total fee paid:

- ---------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials.
- ---------------------------------------------------------------------------

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

- ---------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

- ---------------------------------------------------------------------------
  (3) Filing Party:

- ---------------------------------------------------------------------------
  (4) Date Filed:

- ---------------------------------------------------------------------------

                       AMERICAN WATER WORKS COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1995

TO THE HOLDERS OF:

COMMON STOCK
CUMULATIVE PREFERRED STOCK, 5% SERIES

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of American Water Works Company, Inc. will be held at the office of the Company, 1025 Laurel Oak Road, Voorhees, New Jersey, on Thursday, May 4, 1995, at 11:00 A.M., E.D.S.T., for the following purposes:

          1. To elect 11 directors to hold office until the next annual election of directors and until their successors are elected and qualified;

          2. To vote to ratify or reject the appointment of independent accountants made by the Board of Directors to audit the books and accounts of the Company at the close of the current fiscal year; and

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only holders of voting stock of record at the close of business on March 6, 1995 are entitled to notice of and to vote at the meeting.

                             By Order of the Board of Directors,

                             W. TIMOTHY POHL, General Counsel and Secretary

Voorhees, New Jersey
March 24, 1995

YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES), WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                       AMERICAN WATER WORKS COMPANY, INC.
                              1025 LAUREL OAK ROAD
                           VOORHEES, NEW JERSEY 08043
                                  609-346-8200

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1995

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Water Works Company, Inc. (hereinafter called the "Company") to be used at the annual meeting of stockholders of the Company on Thursday, May 4, 1995, and at any adjournment thereof. Shares represented by properly executed proxies received by the Company will be voted at the meeting. Where a choice is specified by the stockholder, the proxy will be voted in accordance with such choice. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors. Any proxy may be revoked at any time insofar as it has not been exercised. Stockholders may revoke proxies by written notice to the Company, or by delivery of a proxy bearing a later date, or by personally appearing at the meeting and casting a vote. This notice of meeting and proxy statement and the enclosed form of proxy are being mailed beginning March 24, 1995 to the holders of all voting securities.

     The presence in person or representation by proxy of stockholders entitled to cast a majority of votes on a particular matter to be voted upon shall constitute a quorum for the purpose of considering such matter. A proxy marked "withheld" in the election of directors or "abstain" on any other matter to be voted upon, will be considered to be represented at the meeting. A proxy marked "withheld" in the election of directors will be considered as not being voted and, therefore, will have no effect inasmuch as directors are elected by a plurality of votes cast in the election. A proxy marked "abstain" on any other matter to be voted upon at the meeting and broker non-votes will have the effect of an "against" vote inasmuch as the affirmative vote of a majority of the votes entitled to be cast on the matter is necessary for approval of the matter.

     The close of business on March 6, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. On the record date, there were outstanding and entitled to vote 32,855,209 shares of Common Stock (one vote per share) and 101,777 shares of Cumulative Preferred Stock, 5% Series (one-tenth of a vote per share).

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the annual meeting, 11 directors are to be elected to hold office until the next annual election of directors and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote all shares they are empowered to vote for the election of as many as possible of the persons named in the following table, all of whom are now directors of the Company. In case any nominee named in the table withdraws or is otherwise unable to serve, which is not anticipated, the persons named in the proxy may vote for another person of their choice.

     Stockholders are entitled to cumulative voting rights in the election of directors. Each holder of Common Stock is entitled to one vote per share, and each holder of Cumulative Preferred Stock, 5% Series, is entitled to one-tenth of a vote per share. Each stockholder may cast as many votes as such stockholder's number of shares shall entitle him or her to vote in the election of directors multiplied by the number of directors to be elected, namely 11, and such stockholder may cast all of such votes for a single director or distribute them among all of the directors to be voted for, or any two or more of them. A stockholder wishing to exercise his or her cumulative voting rights should give instructions on the enclosed form of proxy as to how such stockholder's votes are to be cumulated.

     Unless a stockholder specifically exercises his or her cumulative voting rights, such stockholder's votes may be distributed among the nominees (other than those from whom the stockholder withholds his or her vote) by the persons named in the proxy to elect as many as possible of the nominees. Such persons may vote cumulatively for such of the nominees (in some circumstances, less than all) as they in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

     Information as of March 6, 1995 concerning the nominees is set forth below:

                                                                                                      DIRECTOR OF
          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            THE COMPANY
      POSITION WITH COMPANY                   DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
      ----------------------                  --------------------------------------------            -----------
WILLIAM O. ALBERTINI, 51            Executive Vice President and Chief Financial Officer since            1990
  (2) (3) (5)                       February, 1995 and Vice President and Chief Financial Officer
                                    from February, 1991 to February, 1995, Bell Atlantic
                                    Corporation, provider of telecommunications; Chairman, President and Chief Executive Officer from May, 1989 until February, 1991,
                                    Bell Atlantic Enterprises Corporation, provider of cellular communications, computer maintenance and financial services.
                                    Director: Bell Atlantic Corporation, Grupo Iusacell, S.A. de
                                    C.V.

WILLIAM R. COBB, 61                 Retired since May, 1991; Regional Vice President from March,          1993
  (1) (2) (4)                       1979 to May, 1991, American Water Works Service Company, Inc.,
                                    service subsidiary of the Company.

ELIZABETH H. GEMMILL, 49            Vice President and Secretary, Tasty Baking Company.                   1983
  (1) (2) (3)

- ------------------
See footnotes on next page

                                                                                                      DIRECTOR OF
          NAME, AGE AND                       PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE            THE COMPANY
      POSITION WITH COMPANY                   DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS                SINCE
      ---------------------                   --------------------------------------------            -----------
HENRY G. HAGER, 60                  President, Insurance Federation of Pennsylvania, Inc. since           1986
  (1) (4)                           January, 1985; Partner, Stradley, Ronon, Stevens & Young,
                                    attorneys, since November, 1993; Senior Partner, Liebert, Short
                                    & Hirshland, attorneys, from January, 1982 to November, 1993.
                                    Director: Commonwealth Bank and Trust, N.A.

NELSON G. HARRIS, 68                Chairman of the Executive Committee since May, 1992 and               1985
  Vice Chairman                     President and Chief Executive Officer prior thereto, Tasty
  of the Board                      Baking Company.  Director: CoreStates Financial Corp., PECO
  (1) (2) (4) (5)                   Energy Company, PrimeSource Corporation, Tasty Baking Company.

WILLIAM F. HYLAND, 71               Of Counsel, Riker, Danzig, Scherer, Hyland & Perretti,                1984
  (3) (4) (5)                       attorneys.

GEORGE W. JOHNSTONE, 56             President and Chief Executive Officer of the Company since            1991
  President and Chief               January, 1992 and Vice President of the Company from May, 1987
  Executive Officer of              until January, 1992; President since May, 1991 and Senior Vice
  the Company                       President-Operating Services from February, 1984 until May,
  (1) (5)                           1991, American Water Works Service Company, Inc., service
                                    subsidiary of the Company.

MARILYN W. LEWIS, 51                Public relations consultant and financial advisor; President,         1982
  Chairman of the Board and         KLS Educational Systems, Inc., specialized education
  Chairman of the Executive         consultants, from March, 1987 until January, 1992.  Director:
  Committee                         CIGNA Corporation, South Jersey Industries, Inc.
  (1) (2) (3) (4) (5)

NANCY W. WAINWRIGHT, 58             Retired since July, 1994; Vice President from August, 1984 to         1984
  (3) (5)                           July, 1994, United Propane, Inc., gas distributor.

PAUL W. WARE, 48                    Chairman since June, 1990, Vice Chairman from June, 1987 until        1990(dagger)
  (1) (2)                           June, 1990, President from June, 1989 until March, 1992 and
                                    Executive Vice President from June, 1988 until June, 1989, Penn
                                    Fuel Gas, Inc., gas distributor.  Director: York Water Company.

ROSS A. WEBBER, 60                  Chairperson of the Management Department and Professor of             1986
  (3) (4)                           Management, The Wharton School, University of Pennsylvania;
                                    Private consultant, general management development.  Director:
                                    Heidemij, N.V.

- -------------------
   (dagger)   Also Director of the Company from May, 1982 to May, 1986
   (1)        Member of Executive Committee
   (2)        Member of Audit Committee
   (3)        Member of Compensation and Management Development Committee
   (4)        Member of Nominating Committee
   (5)        Member of Business Development Committee

     Marilyn W. Lewis and Paul W. Ware are the daughter and son of John H. Ware, 3rd and Marian S. Ware, who beneficially own more than 5% of the Company's Common Stock. William R. Cobb is the spouse of Rhoda W. Cobb, who was a director of the Company. Rhoda W. Cobb and Nancy W. Wainwright are sisters and are cousins of Marilyn W. Lewis and Paul W. Ware.

     Attendance at meetings of the Board of Directors and committees of the Board by directors averaged 95% during 1994. Because of scheduling conflicts during 1994, William O. Albertini was able to attend only 74% of the meetings of the Board of Directors and the committees of the Board of which he is a member. All other nominees attended 87% or more of the meetings of the Board of Directors and committees of the Board on which he or she served. There were 11 meetings of the Board of Directors and eight meetings of the Board's Executive Committee during 1994. The Board of Directors also has an Audit Committee, a Compensation and Management Development Committee, a Nominating Committee and a Business Development Committee. The Audit Committee recommends to the Board of Directors the independent accountants to audit the books and accounts of the Company.
The Audit Committee met with the Company's independent accountants and the Company's officers three times during 1994 to review the scope of the audit to be performed and to approve, subject to review by the Board of Directors, the fee to be paid for the audit and to review the results of the audit of the financial statements included in the Annual Report and the adequacy of internal accounting controls and accounting practices. The Compensation and Management Development Committee met six times during 1994 to evaluate and report to the Board of Directors concerning the Company's compensation practices and benefit programs and to evaluate and set, subject to the concurrence of the Board of Directors, the annual salary to be paid to the President and Chief Executive Officer. The Nominating Committee met three times during 1994. The Nominating Committee will consider nominees for the Board of Directors suggested by stockholders. Such suggestions must be in writing and delivered to the General Counsel and Secretary of the Company. The Business Development Committee met three times during 1994 to assist management in evaluating potential acquisitions and new businesses.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth information as of March 6, 1995 with respect to beneficial ownership of Common Stock of the Company by: (i) the nominees, (ii) the five most highly compensated executive officers and
(iii) all nominees and executive officers of the Company as a group. If a nominee owns less than one percent of the Company's Common Stock, no percentage is shown under the heading "Percent of Class." Information for the table was obtained from the nominees and executive officers. For purposes of the table, a person is a "beneficial owner" of the Company's Common Stock if that person, directly or indirectly, has or shares with others (i) the power to vote or direct the voting of the Common Stock or
(ii) investment power with respect to the Common Stock, which includes the power to dispose or direct the disposition of the Common Stock.

                                                   AMOUNT AND NATURE
                                                OF BENEFICIAL OWNERSHIP
                                            -------------------------------
                                             SOLE VOTING      SHARED VOTING    SHARES OWNED
          NAME OF INDIVIDUAL OR             OR INVESTMENT     OR INVESTMENT    BY SPOUSE AND                   PERCENT
        NUMBER OF PERSONS IN GROUP             POWER(dagger)      POWER*      MINOR CHILDREN*      TOTAL       OF CLASS
        --------------------------          -------------     -------------   ---------------   ------------   --------
William O. Albertini......................         1,966                                             1,966
William R. Cobb...........................         2,911                           5,270             8,181
Elizabeth H. Gemmill......................        16,516           90,000         15,600           122,116
Henry G. Hager............................         8,621                                             8,621
Nelson G. Harris..........................         2,538                                             2,538
William F. Hyland.........................         1,157                                             1,157
George W. Johnstone.......................         9,229                             501             9,730
Marilyn W. Lewis..........................        10,200          443,728                          453,928       1.38%
Nancy W. Wainwright.......................         3,462          802,808                          806,270       2.45%
Paul W. Ware..............................        10,200          443,728                          453,928       1.38%
Ross A. Webber............................         1,143                             300             1,443
J. James Barr.............................       359,150                           7,589           366,739       1.12%
Edward W. Limbach.........................         7,611                                             7,611
W. Timothy Pohl...........................         2,006                                             2,006
Gerald C. Smith...........................         8,556                                             8,556
All nominees and executive
  officers as a group (15 persons)........       445,266        1,476,176         29,260         1,950,702       5.94%

- ------------------
    (dagger) Does not include shares of the Company's Common Stock to be credited during 1995 to the accounts of the executive officers pursuant to the Company's Employees' Stock Ownership Plan and Savings Plan for Employees.

    *          Ware Foundation, a charitable trust of which Nancy W.
               Wainwright is trustee, owns 802,808 shares (2.44%) of the Common Stock of the Company. Oxford Foundation, Inc., a non-profit corporation of which Marilyn W. Lewis and Paul W. Ware are directors, owns 304,088 shares of the Common Stock of the Company. Warwick Foundation, a charitable foundation of which Elizabeth H. Gemmill is a trustee, owns 90,000 shares of the Common Stock of the Company. As the trustees or directors of these non-profit organizations have voting and investment power, the shares of the Company's Common Stock held by such non-profit organizations are shown opposite the name of each such trustee or director, but such shares are reported only once in the total for nominees and officers as a group. The nominees deny beneficial ownership of such shares. The nominees also deny beneficial ownership of shares owned by their spouses and minor children.

     None of the nominees has any material interest in any other stock of the Company or its subsidiaries.

     Based upon information available to the Company as of March 14, 1995 for institutions and as of March 6, 1995 for individuals, the following persons beneficially own more than 5% of the Company's Common Stock.

                                                           AMOUNT AND NATURE
                                                        OF BENEFICIAL OWNERSHIP
                                                     ------------------------------
                                                      SOLE VOTING     SHARED VOTING
                 NAME AND ADDRESS                    OR INVESTMENT    OR INVESTMENT    PERCENT
                OF BENEFICIAL OWNER                      POWER            POWER        OF CLASS
                -------------------                  -------------    -------------    --------
John H. Ware, 3rd and..............................     3,385,441         33,160        10.41%
his wife Marian S. Ware
550-A Bunker Hill Road
Strasburg, PA 17579

John H. Ware, 3rd..................................         2,013         12,600
550-A Bunker Hill Road
Strasburg, PA 17579

Marian S. Ware.....................................        40,175        304,088         1.05%
550-A Bunker Hill Road
Strasburg, PA 17579

Northern Trust Corporation.........................     1,989,136        146,702         6.50%
50 South LaSalle Street
Chicago, IL 60675

The Bessemer Group, Incorporated...................       901,500      1,014,784         5.83%
630 Fifth Avenue
New York, NY 10111

     Based upon filings with the Securities and Exchange Commission, as of March 6, 1995 there are no persons who own beneficially more than 5% of the outstanding shares of the Company's Cumulative Preferred Stock, 5% Series.

            COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                            ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission and the New York Stock Exchange and to provide copies of all such reports to the Company. Based solely on a review of the copies of such reports provided to the Company, the Company believes that during calendar year 1994 all Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent owners were complied with.

                            MANAGEMENT REMUNERATION

     The following table sets forth the annual compensation paid to each of the Company's five most highly compensated executive officers for services to the Company and its subsidiaries in all capacities for each of the last three calendar years.

                                                                                SUMMARY COMPENSATION TABLE
                                                                          ANNUAL COMPENSATION
                       NAME OF EXECUTIVE OFFICER                          -------------------       ALL OTHER
                        AND PRINCIPAL POSITION                            YEAR        SALARY      COMPENSATION(dagger)
                       -------------------------                          ----       --------     -------------
George W. Johnstone....................................................   1994       $416,250        $6,834
  President and Chief Executive Officer of the Company                    1993        377,500         6,098
                                                                          1992        351,667         5,556

J. James Barr..........................................................   1994        255,833         6,846
  Vice President and Treasurer of the Company                             1993        245,833         6,098
                                                                          1992        233,750         5,396

Edward W. Limbach......................................................   1994        255,833         6,846
  Vice President of the Company                                           1993        245,833         6,098
                                                                          1992        233,750         5,365

Gerald C. Smith........................................................   1994        255,833         6,846
  Vice President of the Company                                           1993        245,833         6,098
                                                                          1992        233,750         5,192

W. Timothy Pohl........................................................   1994        147,083         4,698
  General Counsel and Secretary of the Company                            1993        139,667         3,524
                                                                          1992        126,667         2,770

- ------------------
(dagger) Value of the shares of the Company's Common Stock purchased with Company contributions and credited to the account of the named executive officer under the Employees' Stock Ownership Plan and Savings Plan for Employees.

     The Company has maintained since 1976 an Employees' Stock Ownership Plan (the "ESOP") which has been amended from time to time, primarily to reflect changes in federal tax law. All employees of the Company and its subsidiaries who are not included in a bargaining unit and have more than one year of service with the Company may participate in the ESOP. The Company also maintains a Savings Plan for Employees. The Savings Plan was established in 1993. All employees of the Company and its subsidiaries who have completed six months of service may participate in the Savings Plan. As of March 6, 1995, the ESOP and Savings Plan together held 3.58% of the Company's Common Stock.

                                  PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

                                             YEARS OF SERVICE
FINAL AVERAGE  ----------------------------------------------------------------------------
REMUNERATION       15           20           25           30           35           40
- -------------  -----------  -----------  -----------  -----------  -----------  -----------
  $150,000          46,473       61,964       77,455       82,705       87,955       93,205
   200,000          62,973       83,964      104,955      111,955      118,955      125,955
   250,000          79,473      105,964      132,455      141,205      149,955      158,705
   300,000          95,973      127,964      159,955      170,455      180,955      191,455
   350,000         112,473      149,964      187,455      199,705      211,955      224,205
   400,000         128,973      171,964      214,955      228,955      242,955      256,955
   450,000         145,473      193,964      242,455      258,205      273,955      289,705

     The Company and its subsidiaries have a defined benefit, non-contributory Pension Plan which covers substantially all employees, including the executive officers shown above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered under the plan includes salaries, but not directors fees, paid to plan participants. Directors who are not also employees do not participate in the plan. Benefits under the plan are calculated as a percentage of average remuneration over the last five years of employment, which percentage depends on the employee's total number of years of service. Benefits are not subject to reduction for Social Security or other benefits, but are restricted under federal tax law to a maximum of $120,000 per year. As of March 6, 1995, Messrs. Johnstone, Barr, Limbach, Smith and Pohl have been credited with 28, 33, 30, 42 and 10 years of service, respectively, under the plan.

     In 1985, the Company established a Supplemental Executive Retirement Plan under which it has agreed to provide additional retirement benefits to certain employees of the Company and its subsidiaries, designated from time to time by the Board of Directors. Messrs. Johnstone, Barr, Limbach and Smith have been so designated. Benefits under the Supplemental Executive Retirement Plan are intended to (i) provide the additional retirement benefits that would be payable under the Company's Pension Plan if federal tax law did not restrict such benefits as described in the preceding paragraph, (ii) compute the benefits payable on the basis of average remuneration over the final three years of employment rather than the final five years and (iii) provide additional years of service to those covered employees hired in mid-career.

     In 1989, recognizing that the federal tax law restrictions on benefits payable under the Pension Plan had begun to affect employees who were not eligible for the Supplemental Executive Retirement Plan, the Company adopted the Supplemental Retirement Plan (the "SRP"). The SRP is designed to provide benefits to employees above certain salary grades, or otherwise designated by the Board of Directors, equal to those that would be provided under the Pension Plan's benefit formula if it were unaffected by the federal tax law restrictions on benefits. Benefits payable under the SRP are reduced by any benefit payable to the same individual under the Supplemental Executive Retirement Plan.

                   REPORT OF THE COMPENSATION AND MANAGEMENT
                DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") is comprised entirely of the following independent non-employee directors: William O. Albertini, Elizabeth H. Gemmill, William F. Hyland, Marilyn W. Lewis, Nancy W. Wainwright and Ross
A. Webber. The Committee establishes, subject to the concurrence of the Board of Directors, the Company's compensation policy and objective and is responsible for administering the compensation program for the Company's executive officers.

     The Committee endeavors to ensure that compensation and benefits are at levels which enable the Company to attract and retain the high-quality employees it needs. Consistent with this objective, it is the policy of the Committee that the total compensation paid to executive officers should be competitive with the remuneration received by those in positions of similar responsibilities in other utilities. To this end, an independent compensation expert is retained to assist the Committee by periodically studying the Company's compensation program for executive officers, reporting its findings and making recommendations consistent with the compensation policy. The Committee then establishes the appropriate salary range or band for each officer position based on the findings of the independent compensation expert. The current salary ranges for the executive officers were established in 1993 based on a study prepared by the independent compensation expert that year. The utility surveys for the study included those water utilities comprising the Dow Jones Water Utilities Index, the published industry index shown in the performance graph.

     The President and Chief Executive Officer, with the concurrence of the Committee, annually sets the salary within the designated salary band for each executive officer other than himself based on his personal assessment of the performance of each such officer. Generally, each salary is set within the upper quartiles of the salary band for that executive officer.

     The Committee, with the concurrence of the Board of Directors, sets a salary within the designated salary band for the President and Chief Executive Officer on the basis of merit. This evaluation of merit involves an analysis of (i) the Company's financial performance within the limitations imposed by state utility regulators and fluctuating and varying weather conditions and (ii) the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry and in expanding the Company's water service operations consistent with the Company's commitment to quality water service to customers of its utility subsidiaries.

     Inasmuch as water service operations are the Company's principal business, evaluating the Company's financial performance requires an understanding of (i) the prevailing regulatory practice in each of the states in which the Company's utility subsidiaries operate and (ii) the effect varying weather conditions have on revenues and expenses. Consequently, the Committee has not adopted a formula relationship between changes in the Company's financial performance and changes in the level of salary compensation for the President and Chief Executive Officer. Similarly, because of the varied subjective considerations involved, the Committee does not evaluate on a formula basis the performance of the President and Chief Executive Officer in maintaining the Company as a leader in the water service industry or in expanding the Company's water service operations.

     The salary being paid to George W. Johnstone, the Company's President and Chief Executive Officer, was reviewed at the April, 1994 meeting of the Committee, the meeting during each calendar year at which the compensation paid to executive officers and others is evaluated. Based on the analysis described above, Mr. Johnstone's annual salary was increased to $435,000, effective June 1, 1994. This salary is within the upper quartiles of Mr. Johnstone's salary band.

     At their 1994 annual meeting, stockholders of the Company adopted the Long-Term Performance-Based Incentive Plan for executive officers and other key employees of the Company and its subsidiaries. For the two three-year performance cycles beginning January 1, 1993 and January 1, 1994, respectively, the Committee has designated the six executive officers of the Company and nine subsidiary presidents to be eligible to receive awards. For the three-year performance cycle beginning January 1, 1995, the Committee has designated 39 individuals as eligible to receive awards. The first awards under the Incentive Plan are anticipated to be made during 1996, following the end of the performance cycle that began January 1, 1993.

     Awards will be made only if the Company achieves at least 80% of each of the two performance cycle goals. Under the administrative guidelines adopted by the Committee, Messrs. Johnstone, Barr, Limbach, Smith and Pohl have target incentive awards for the performance cycle beginning January 1, 1993 of $505,920, $214,200, $214,200, $214,200 and $110,775, respectively.
For each of the performance cycles beginning January 1, 1994 and 1995, the target incentive awards for these officers are $168,640, $71,400, $71,400, $71,400 and $36,925, respectively. The target incentive award established for each of these executive officers and other participants in the initial performance cycle beginning January 1, 1993 is equal to three times the amount of the target incentive award for the two subsequent performance cycles. This permits those participants in the initial three-year performance cycle the opportunity for incentive compensation from the effective date of the Incentive Plan equal to their target incentive awards estimated to be paid on an annual basis in the future.

     Awards for each of these three performance cycles, if any, will be paid in restricted stock and in cash. The exact amount of an award depends on the performance of the Company and of the participant. Under the guidelines adopted by the Committee, the award percentage of the target may vary from 50% to 150% as a function of achieving between 80% to 120% of each performance cycle goal.

                AS SUBMITTED BY THE MEMBERS OF THE COMPENSATION
                   AND MANAGEMENT DEVELOPMENT COMMITTEE:

                William O. Albertini        Marilyn W. Lewis
                Elizabeth H. Gemmill        Nancy W. Wainwright
                William F. Hyland           Ross A. Webber

Dated: January 5, 1995

                               PERFORMANCE GRAPH

     The following graph compares the changes over the last five years in the value of $100 invested in (i) the Company's Common Stock ("American"),
(ii) the Standard & Poor's 500 Stock Index ("S&P 500") and (iii) the Dow Jones Water Utilities Index ("DJ Water Utils").

     The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF $100 INVESTED ON DECEMBER 31, 1989

                      [ID:  GRAPHIC -- PERFORMANCE GRAPH]

                     Dec-89   Dec-90  Dec-91   Dec-92   Dec-93   Dec-94
American             $100     $93     $160     $172     $195     $182
S&P 500              $100     $97     $126     $136     $150     $152
DJ Water Utils       $100     $89     $136     $146     $164     $154

                             DIRECTOR REMUNERATION

     The amounts paid to directors who are not employees of the Company or one of its subsidiaries for their services as such and for their participation on committees of the Board are as follows: (i) each director receives a retainer of $15,500 per year plus a fee of $1,200 for each Board meeting attended, (ii) each member of the Executive Committee receives an additional retainer of $13,000 per year plus a fee of $1,000 for each Executive Committee meeting attended and (iii) the Chairmen of the Audit Committee, Compensation and Management Development Committee, Nominating Committee and Business Development Committee each receive an additional retainer of $1,500 per year, and each member of such committees receives a fee of $1,000 for each meeting attended. The Chairman of the Board and Executive Committee and Vice Chairman of the Board receive additional annual retainers of $85,000 and $20,000, respectively. Directors who are employees of the Company or one of its subsidiaries do not receive retainers or attendance fees. A retiring director receives, as a retirement benefit, an annual amount equal to the retainer for service as a director in effect at the time of retirement. Such payment continues for a period equal to the lesser of (i) the life of such director or (ii) the period such director served as a member of the Board, exclusive of any period when such director was also a salaried employee of the Company or any of its subsidiaries.

                                 PROPOSAL NO. 2

                              RATIFICATION OF THE
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by stockholders, the Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Price Waterhouse LLP as independent accountants to audit the books and accounts of the Company at the close of the current fiscal year. Price Waterhouse LLP acted as independent accountants for the Company during 1994. It is intended that, in the absence of contrary direction, the proxies will be voted for the ratification of Price Waterhouse LLP as independent accountants, and the Board of Directors recommends that the stockholders vote to ratify the appointment of Price Waterhouse LLP as independent accountants. In the event the appointment of Price Waterhouse LLP is ratified, it is expected that Price Waterhouse LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of Price Waterhouse LLP, whose report on the Company's financial statements appears in the 1994 Annual Report, will be present at the annual meeting and will have the opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of solicitation of proxies. Proxies may be solicited by mail, telephone, telegram, facsimile, or in person. The Company may pay banks, brokers or other nominees who hold stock in their names for their expenses in sending soliciting material to their principals. Corporate Investors Communications, Inc. has been retained to assist in the solicitation of proxies at a fee of $5,000, plus reasonable out-of-pocket expenses.

     It is important that proxies be returned promptly. Therefore, stockholders are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope (to which no postage need be affixed if mailed in the United States), whether or not they plan to attend the meeting. Stockholders attending the meeting may vote their shares in person.

                             STOCKHOLDER PROPOSALS

     Any stockholder who desires to submit a proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to its annual meeting of stockholders in 1996 must submit such proposal in writing to the Company by November 25, 1995. Such proposals should be directed to the General Counsel and Secretary of the Company.

                                FORM 10-K REPORT

     Upon the written request of any person who on the record date was a record owner of stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of such stock, the Company will send to such person, without charge, a copy of its annual report on Form 10-K for 1994, including financial statements and schedules, as filed with the Securities and Exchange Commission. Requests for this report should be directed to: W. Timothy Pohl, General Counsel and Secretary, American Water Works Company, Inc., 1025 Laurel Oak Road, P. O. Box 1770, Voorhees, New Jersey 08043.

                             By Order of the Board of Directors,

                             W. TIMOTHY POHL, General Counsel and Secretary

Dated: March 24, 1995

       Proxy Card

                    AMERICAN WATER WORKS COMPANY, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

P           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 4, 1995

R         The undersigned, hereby revoking any contrary proxy previously given, hereby appoints George W. Johnstone and Marilyn W. Lewis, and
O each of them, attorneys and proxies, with full power of substitution and revocation, to vote all of the shares of the undersigned in
X American Water Works Company, Inc. (the "Company") entitled to vote at the annual meeting of stockholders of the Company on May 4, 1995, and
Y at any adjournment thereof, as indicated on the reverse side and in accordance with the judgment of said attorneys and proxies on any other business which may come before the meeting or any such adjournment. Except as otherwise indicated on the reverse side, the undersigned authorizes the proxies appointed hereby to vote cumulatively for such of the nominees (in some circumstances, less than all) as such proxies in their discretion determine if in their judgment such action is necessary to elect as many of the nominees as possible.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, WITH THE DISCRETIONARY AUTHORITY DESCRIBED ABOVE, AND FOR PROPOSAL 2.

     CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE    SEE REVERSE
                                                                   SIDE

       Reverse Side of Proxy Card

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL.
1.  ELECTION OF DIRECTORS.
NOMINEES: William O. Albertini, William R. Cobb, Elizabeth H. Gemmill, Henry G. Hager, Nelson G. Harris, William F. Hyland, George W. Johnstone, Marilyn W. Lewis, Nancy W. Wainwright, Paul W. Ware, Ross A. Webber

             FOR                  WITHHELD
             [ ]                    [ ]



___________________________________________________________________
Withhold vote from the nominees that I/We have written on the above line, or cumulate votes as I/We have instructed on the above line

                                           FOR    AGAINST     ABSTAIN
2.  Ratification of the appointment of     [ ]      [ ]         [ ]
    Price Waterhouse LLP as independent
    accountants.

3. In their discretion, upon other matters as may properly come before the meeting.

           MARK HERE
          FOR ADDRESS       [ ]
           CHANGE AND
          NOTE AT LEFT

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name is stenciled hereon.

Signature:___________________________________________Date__________________

Signature:___________________________________________Date__________________

Please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.